SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2019

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On July 25, 2019, the Audit Committee of the Board of Directors of International Stem Cell Corporation (the “Company”) elected to conclude the Company’s 8-year engagement with its independent registered public accounting firm Mayer Hoffman McCann P.C. (“MHM”).

MHM’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the inclusion of an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 25, 2019, there were (i) no disagreements between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to MHM’s satisfaction, would have caused MHM to make reference thereto in its reports, and (ii) except as noted in the following paragraph, no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

As previously disclosed in the Company’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 10-K”) and for the fiscal year ended December 31, 2018 (the “2018 10-K”), the Company reported material weaknesses (the “Material Weaknesses”) in its internal control over financial reporting. In particular, as of December 31, 2017, the Company concluded its disclosure controls and procedures were not effective due to a material weakness in internal control over financial reporting related to the accounting for and disclosure of equity transactions. As of December 31, 2018, the Company concluded that its disclosure controls and procedures were not effective due to a material weakness in internal control over financial reporting including the areas of financial reporting and technical accounting, disclosures of equity, complex, non-routine, and significant transactions, and adoption of new accounting standards, collectively resulting from lack of continuity and sufficient accounting and finance resources. MHM was not required to, and did not, audit the Company’s internal control over financial reporting. The Audit Committee and management discussed the Material Weaknesses with MHM. The Company has authorized MHM to respond fully and without limitation to any inquiries of BDO USA, LLP (“BDO”), the Company’s successor independent registered public accounting firm, concerning the Material Weaknesses.

The Company provided MHM with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that MHM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of MHM’s letter dated July 26, 2019, is filed as Exhibit 16.1 hereto.

(b) Following a selection process that evaluated several potential successor independent registered public accounting firms, on July 25, 2019, the Audit Committee approved the appointment of BDO as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019. During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 25, 2019, neither the Company nor anyone on its behalf consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated July 26, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Sophia Garnette
Sophia Garnette
Vice President Legal Affairs and Operations

Dated: July 30, 2019